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Exhibit 10.1

Named Executive Officer	2004 Base Salary	2004 Bonus	2005 Base Salary	2005 Bonus Target
Henri A. Termeer Chief Executive Officer	$1,300,000	$1,770,000	$1,365,000	$1,530,000
Earl M. Collier, Jr. Executive Vice President	$473,000	$462,500	$495,000	$400,000
Georges Gemayel Executive Vice President	$430,000	$452,500	$450,000	$400,000
Peter Wirth Executive Vice President; Chief Legal Officer	$625,000	$455,000	$650,000	$400,000
Michael S. Wyzga Executive Vice President; Chief Financial Officer	$430,000	$462,500	$450,000	$400,000

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  Exhibit 10.1